Exhibit 99.B(6)(a)

SCHEDULE I

The Trust shall pay the Adviser, as full compensation for services provided and expenses assumed hereunder, an advisory fee for each Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Fund:

Fund	Rate of Compensation	Effective Date
Columbia Asset Allocation Fund II	0.60%	06/08/01 amended rate 01/01/04
Columbia California Intermediate Municipal Bond Fund

•        0.40% up to $500 million

•        0.35% in excess of $500 million and up to $1 billion

•        0.32% in excess of $1 billion and up to $1.5 billion

•        0.29% in excess of $1.5 billion and up to $3 billion

•        0.28% in excess of $3 billion and up to $6 billion

•        0.27% in excess of $6 billion

		08/14/02 amended rate 12/01/04
Columbia California Tax-Exempt Reserves	0.15%	05/10/02
Columbia Cash Reserves	0.15%	05/10/02
Columbia Connecticut Municipal Reserves	0.15%	11/18/05
Columbia Convertible Securities Fund	• 0.65% up to $500 million • 0.60% in excess of $500 million and up to $1 billion • 0.55% in excess of $1 billion and up to $1.5 billion • 0.50% in excess of $1.5 billion	05/10/02 amended rate 12/01/04
Columbia Georgia Intermediate Municipal Bond Fund

•        0.40% up to $500 million

•        0.35% in excess of $500 million and up to $1 billion

•        0.32% in excess of $1 billion and up to $1.5 billion

•        0.29% in excess of $1.5 billion and up to $3 billion

•        0.28% in excess of $3 billion and up to $6 billion

•        0.27% in excess of $6 billion

		05/10/02 amended rate 12/01/04
Columbia Global Value Fund

•        0.90% up to $500 million

•        0.85% in excess of $500 million and up to $1 billion

•        0.80% in excess of $1 billion and up to $1.5 billion

•        0.75% in excess of $1.5 billion and up to $3 billion

•        0.73% in excess of $3 billion and up to $6 billion

•        0.71% in excess of $6 billion

		04/09/01 amended rate 12/01/04
Columbia Government Plus Reserves	0.20%	11/18/05
Columbia Government Reserves	0.15%	05/10/02
Columbia Large Cap Enhanced Core Fund

•        0.35% up to $500 million

•        0.30% in excess of $500 million and up to $1 billion

•        0.25% in excess of $1 billion and up to $1.5 billion

•        0.20% in excess of $1.5 billion and up to $3 billion

•        0.18% in excess of $3 billion and up to $6 billion

•        0.16% in excess of $6 billion

		05/10/02 amended rate 12/01/04
Columbia Large Cap Index Fund	0.10%	05/10/02 amended rate 11/01/03
Columbia Large Cap Value Fund

•        0.60% up to $500 million

•        0.55% in excess of $500 million and up to $1 billion

•        0.43% in excess of $1 billion and up to $1.5 billion

•        0.43% in excess of $1.5 billion and up to $3 billion

•        0.43% in excess of $3 billion and up to $6 billion

•        0.41% in excess of $6 billion

		05/17/02 amended rate 07/01/07

Fund	Rate of Compensation	Effective Date
Columbia LifeGoal Balanced Growth Portfolio	0.25%	06/08/01
Columbia LifeGoal Growth Portfolio	0.25%	06/08/01
Columbia LifeGoal Income and Growth Portfolio	0.25%	06/08/01
Columbia LifeGoal Income Portfolio	• 0.00% for assets invested in other Underlying Funds and 0.50% for all other assets	09/02/03
Columbia Marsico 21st Century Fund

•        0.75% up to $500 million

•        0.70% in excess of $500 million and up to $1 billion

•        0.65% in excess of $1 billion and up to $1.5 billion

•        0.60% in excess of $1.5 billion and up to $3 billion

•        0.58% in excess of $3 billion and up to $6 billion

•        0.56% in excess of $6 billion

		04/07/00 amended rate 12/01/04
Columbia Marsico International Opportunities Fund	0.80%	08/01/00
Columbia Maryland Intermediate Municipal Bond Fund

•        0.40% up to $500 million

•        0.35% in excess of $500 million and up to $1 billion

•        0.32% in excess of $1 billion and up to $1.5 billion

•        0.29% in excess of $1.5 billion and up to $3 billion

•        0.28% in excess of $3 billion and up to $6 billion

•        0.27% in excess of $6 billion

		05/10/02 amended rate 12/01/04
Columbia Massachusetts Municipal Reserves	0.15%	11/18/05
Columbia Masters Global Equity Portfolio	0.00%	02/15/06
Columbia Masters Heritage Portfolio	0.00%	02/15/06
Columbia Masters International Equity Portfolio	0.00%	02/15/06
Columbia Mid Cap Index Fund	0.10%	03/30/00 amended rate 11/01/03
Columbia Mid Cap Value Fund	• 0.65% up to $500 million • 0.60% in excess of $500 million and up to $1 billion • 0.55% in excess of $1 billion and up to $1.5 billion • 0.50% in excess of $1.5 billion	11/19/01 amended rate 12/01/04
Columbia Money Market Reserves	0.15%	05/10/02
Columbia Municipal Reserves	0.15%	05/10/02
Columbia New York Tax-Exempt Reserves	0.15%	02/15/02
Columbia North Carolina Intermediate Municipal Bond Fund

•        0.40% up to $500 million

•        0.35% in excess of $500 million and up to $1 billion

•        0.32% in excess of $1 billion and up to $1.5 billion

•        0.29% in excess of $1.5 billion and up to $3 billion

•        0.28% in excess of $3 billion and up to $6 billion

•        0.27% in excess of $6 billion

		05/10/02 amended rate 12/01/04
Columbia Prime Reserves	0.20%	11/18/05
Columbia Short Term Bond Fund	0.30%	05/10/02
Columbia Short Term Municipal Bond Fund	• 0.30% up to $500 million • 0.25% in excess of $500 million	05/10/02 amended rate 12/01/04
Columbia Small Cap Index Fund	0.10%	05/10/02 amended rate 11/01/03
Columbia Small Cap Value Fund II	• 0.70% up to $500 million • 0.65% in excess of $500 million and up to $1 billion • 0.60% in excess of $1 billion	04/30/02 amended rate 12/01/04

Fund	Rate of Compensation	Effective Date
Columbia South Carolina Intermediate Municipal Bond Fund

•        0.40% up to $500 million

•        0.35% in excess of $500 million and up to $1 billion

•        0.32% in excess of $1 billion and up to $1.5 billion

•        0.29% in excess of $1.5 billion and up to $3 billion

•        0.28% in excess of $3 billion and up to $6 billion

•        0.27% in excess of $6 billion

		05/10/02 amended rate 12/01/04
Columbia Tax-Exempt Reserves	0.15%	05/10/02
Columbia Total Return Bond Fund

•        0.40% up to $500 million

•        0.35% in excess of $500 million and up to $1 billion

•        0.32% in excess of $1 billion and up to $1.5 billion

•        0.29% in excess of $1.5 billion and up to $3 billion

•        0.28% in excess of $3 billion and up to $6 billion

•        0.27% in excess of $6 billion

		05/10/02 amended rate 12/01/04
Columbia Treasury Reserves	0.15%	05/10/02
Columbia Virginia Intermediate Municipal Bond Fund

•        0.40% up to $500 million

•        0.35% in excess of $500 million and up to $1 billion

•        0.32% in excess of $1 billion and up to $1.5 billion

•        0.29% in excess of $1.5 billion and up to $3 billion

•        0.28% in excess of $3 billion and up to $6 billion

•        0.27% in excess of $6 billion

		05/10/02 amended rate 12/01/04

Current as of the 1st day of July, 2007.

COLUMBIA FUNDS SERIES TRUST on behalf of the Funds

By:	/s/ J. Kevin Connaughton
Name: J. Kevin Connaughton
Title: Senior Vice President, Chief Financial Officer and Treasurer

COLUMBIA MANAGEMENT ADVISORS, LLC

By:	/s/ Christopher L. Wilson
Name: Christopher L. Wilson
Title: Managing Director